Exhibit 99.1 234 Kingsley Park Drive Fort Mill, South Carolina 29715 News Release

TICKER SYMBOL	Investor RELATIONS	MEDIA RELATIONS
(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Director Investor Relations Tel.: 514-848-5049	David Struhs Vice-President Corporate Services and Sustainability Tel.: 803-802-8031

DOMTAR CORPORATION REPORTS PRELIMINARY FIRST QUARTER 2020 FINANCIAL RESULTS

Improved first quarter results; accelerating COVID-19 response plan

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted).

•	First quarter 2020 net earnings of $0.09 per share
•	Record quarter sales and EBITDA in Personal Care
•	Several measures taken in response to COVID-19
•	Suspension of quarterly dividends and share repurchase program

Fort Mill, SC, May 8, 2020 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $5 million ($0.09 per share) for the first quarter of 2020 compared to a net loss of $34 million ($0.59 per share) for the fourth quarter of 2019 and net earnings of $80 million ($1.27 per share) for the first quarter of 2019. Sales for the first quarter of 2020 were $1.3 billion.

Excluding items listed below, the Company had earnings before items1 of $5 million ($0.09 per share) for the first quarter of 2020 compared to earnings before items1 of $2 million ($0.03 per share) for the fourth quarter of 2019 and earnings before items1 of $91 million ($1.44 per share) for the first quarter of 2019.

ITEMS

Description	Segment	Line item	Amount	After tax effect	EPS impact (per share)
			(in millions)
First quarter 2020

● None

Fourth quarter 2019

● Pension settlement loss	Pulp and Paper	Non-service components of net periodic benefit cost	$30	$22	$0.38

● Paper machine closures	Pulp and Paper	Closure and restructuring costs	$17	$13	$0.22

● Margin improvement plan	Personal Care	Closure and restructuring costs	$2	$1	$0.02

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

1 / 5

Description	Segment	Line item	Amount	After tax effect	EPS impact (per share)
			(in millions)
First quarter 2019

● Margin improvement plan	Personal Care	Impairment of long-lived assets	$10	$8	$0.12

● Margin improvement plan	Personal Care	Closure and restructuring costs	$4	$3	$0.05

QUARTERLY REVIEW

“As the global community reacts to COVID-19 and the large-scale effort to contain it continues, we remain focused on navigating the crisis, keeping our employees and their families safe, serving our customers as an essential business, and protecting our financial stability. We are taking steps to reduce spending to further strengthen our balance sheet, liquidity and cash flow while seeking to ensure we are well positioned when the economy starts moving again”, said John D. Williams, President and Chief Executive Officer.

“Despite our paper volumes increasing in Q1, we experienced a significant reduction of orders in April due to the COVID crisis and the resulting lockdown of schools, offices, retailers and other business sectors. As a result, we are taking the appropriate steps to optimize our operations and to remain an agile, reliable partner to our customers. We continue to closely monitor customer orders and backlogs, and will adjust capacity accordingly, but we anticipate inventory to be at appropriate levels as a result of our recently-announced capacity reduction plan,” said Mr. Williams. “Our pulp shipments were stable in Q1 despite some logistical challenges and a major shutdown of operations in China due to COVID-19. We did see good demand from our North American tissue customers, and we expect overall demand for pulp in the second quarter to remain strong, particularly in China as they continue to reopen their economy.”

Commenting on Personal Care, Mr. Williams added, “We had a record sales and EBITDA quarter. Our sales line in Q1 benefited from consumer pantry loading in preparation for in-home quarantine and the scale-up of new customer wins. We continue to increase operating rates, and we have established rapid response teams to maximize productivity to support an uptick in demand, inventory replenishment and portfolio simplification.”

Operating income was $19 million in the first quarter of 2020 compared to an operating loss of $15 million in the fourth quarter of 2019. Depreciation and amortization totaled $72 million in the first quarter of 2020.

Operating income before items1 was $19 million in the first quarter of 2020 compared to operating income before items1 of $4 million in the fourth quarter of 2019.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

2 / 5

(In millions of dollars)	1Q 2020	4Q 2019

Sales	$1,278	$1,244
Operating income (loss)
Pulp and Paper segment	4	(11)
Personal Care segment	20	8
Corporate	(5)	(12)
Total operating income (loss)	19	(15)
Operating income before items[1]	19	4
Depreciation and amortization	72	74

The increase in operating income in the first quarter of 2020 was the result of favorable productivity, higher volume, lower selling, general and administrative expenses, lower raw material and freight costs and favorable exchange rates. These factors were partially offset by lower average selling prices in pulp and paper and higher maintenance, fixed and other costs.

When compared to the fourth quarter of 2019, manufactured paper shipments were up 4% and pulp shipments decreased 4%. The shipment-to-production ratio for paper was 105% in the first quarter of 2020, compared to 106% in the fourth quarter of 2019. Paper inventories decreased by 30,000 tons, and pulp inventories increased by 24,000 metric tons when compared to the fourth quarter of 2019.

LIQUIDITY AND CAPITAL RESOURCES

Cash flow from operating activities amounted to $88 million and capital expenditures were $62 million, resulting in free cash flow1 of $26 million for the first quarter of 2020. Domtar’s net debt-to-total capitalization ratio1 stood at 30% at March 31, 2020 compared to 27% at December 31, 2019. At March 31, 2020, we had total liquidity of approximately $643 million ($152 million of cash on hand, $491 million in available credit facilities) with no near-term debt maturities. Subsequently to March 31, 2020, the Company closed a new $300 million, five year term loan, the proceeds of which will be used to further improve its liquidity position.

COVID-19 UPDATE

Government authorities across the globe have recognized the importance of the forest products sector based on the products we manufacture and their end uses. Accordingly, Domtar anticipates continuing to operate in all of its business segments, but the Company has taken and may take further temporary steps to reduce its current paper capacity to be in line with current and expected demand levels for the duration of the crisis.

Domtar has implemented COVID-19 response and business continuity plans to protect its employees and their families, to safeguard the continuity of Domtar’s operations, and to ensure full support to its customers and partners.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

3 / 5

COST CONTROL MEASURES

Domtar is taking further actions to strengthen cash flow and improve liquidity. Cost control actions, capital deferment, closely managing working capital and a reduction of operating costs and selling, general and administrative expenses will generate cash savings, providing us flexibility to take advantage of opportunities as the market rebounds.

SUSPENSION OF CAPITAL RETURN PROGRAM

Due to the unprecedented market conditions and uncertainty caused by COVID-19, the Company has suspended the payment of its regular quarterly dividend and stock repurchase program in order to preserve cash and provide additional flexibility in the current environment. The Board of Directors will continue to evaluate the Company’s capital return program based upon customary considerations, including market conditions.

OUTLOOK

The high degree of uncertainty and volatility day-to-day and the longer term potential impacts of the economic lockdown remain unclear. In Paper, we expect significantly lower demand in the second quarter. We expect demand for softwood and fluff pulp to remain strong in the near-term driven by accelerated growth in tissue and towel, while containment measures across Europe and North America are expected to weigh on certain end-use markets. Personal Care will continue to benefit from higher usage and the impact from new customer wins, but we expect a portion of the demand increase from consumer stock-up may reverse later in the year.  Raw material costs are expected to remain stable.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its first quarter 2020 financial results. Financial analysts are invited to participate in the call by dialing 1 (888) 394-8218 at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its second quarter 2020 earnings results on July 30, 2020 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

4 / 5

About Domtar

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and absorbent hygiene products. With approximately 9,700 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s annual sales are approximately $5.2 billion, and its common stock is traded on the New York and Toronto Stock Exchanges. Domtar’s principal executive office is in Fort Mill, South Carolina. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams and those contained under “Outlook,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including the COVID-19 pandemic and the resulting decrease in paper sales and the challenges we face in maintaining manufacturing operations, changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, and the other reasons identified under “Risk Factors” in our Form 10-K for 2019 as filed with the SEC and as updated by subsequently filed Form 10-Qs. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

- (30) -

5 / 5

Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

{

	For the three months ended
	March 31,	March 31,
	2020	2019
	(Unaudited)
	$	$
Selected Segment Information
Sales
Pulp and Paper	1,031	1,157
Personal Care	266	239
Total for reportable segments	1,297	1,396
Intersegment sales	(19)	(20)
Consolidated sales	1,278	1,376
Depreciation and amortization
Pulp and Paper	58	58
Personal Care	14	15
Total for reportable segments	72	73
Impairment of long-lived assets - Personal Care	—	10
Consolidated depreciation and amortization and impairment of long-lived assets	72	83
Operating income (loss)
Pulp and Paper	4	144
Personal Care	20	(8)
Corporate	(5)	(21)
Consolidated operating income	19	115
Interest expense, net	14	13
Non-service components of net periodic benefit cost	(4)	(3)
Earnings before income taxes and equity loss	9	105
Income tax expense	3	24
Equity loss, net of taxes	1	1
Net earnings	5	80
Per common share (in dollars)
Net earnings
Basic	0.09	1.27
Diluted	0.09	1.27
Weighted average number of common shares outstanding (millions)
Basic	56.1	63.0
Diluted	56.2	63.2
Cash flows from operating activities	88	55
Additions to property, plant and equipment	62	46

As a result of changes in our organization structure, we have changed our segment reporting. Starting January 1, 2020, our materials business EAM Corporation, (“EAM”), a manufacturer of high quality airlaid and ultrathin laminated cores, previously reported under our Personal Care segment is now presented under our Pulp and Paper segment. Prior period segment results have been restated to the new segment presentation with no significant impact on segment results. There were no changes to our consolidated sales or operating income.

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	For the three months ended
	March 31,	March 31,
	2020	2019
	(Unaudited)
	$	$

Sales	1,278	1,376
Operating expenses
Cost of sales, excluding depreciation and amortization	1,083	1,052
Depreciation and amortization	72	73
Selling, general and administrative	102	123
Impairment of long-lived assets	—	10
Closure and restructuring costs	—	4
Other operating loss (income), net	2	(1)
	1,259	1,261
Operating income	19	115
Interest expense, net	14	13
Non-service components of net periodic benefit cost	(4)	(3)
Earnings before income taxes and equity loss	9	105
Income tax expense	3	24
Equity loss, net of taxes	1	1
Net earnings	5	80
Per common share (in dollars)
Net earnings
Basic	0.09	1.27
Diluted	0.09	1.27
Weighted average number of common shares outstanding (millions)
Basic	56.1	63.0
Diluted	56.2	63.2

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	March 31,	December 31,
	2020	2019
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	152	61
Receivables, less allowances of $10 and $6	600	577
Inventories	740	786
Prepaid expenses	32	33
Income and other taxes receivable	27	61
Total current assets	1,551	1,518
Property, plant and equipment, net	2,493	2,567
Operating lease right-of-use assets	77	81
Intangible assets, net	561	573
Other assets	151	164
Total assets	4,833	4,903
Liabilities and shareholders' equity
Current liabilities
Bank indebtedness	—	9
Trade and other payables	700	705
Income and other taxes payable	26	23
Operating lease liabilities due within one year	27	28
Long-term debt due within one year	1	1
Total current liabilities	754	766
Long-term debt	1,102	938
Operating lease liabilities	65	69
Deferred income taxes and other	457	479
Other liabilities and deferred credits	274	275
Shareholders' equity
Common stock	1	1
Additional paid-in capital	1,710	1,770
Retained earnings	978	998
Accumulated other comprehensive loss	(508)	(393)
Total shareholders' equity	2,181	2,376
Total liabilities and shareholders' equity	4,833	4,903

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	For the three months ended
	March 31, 2020	March 31, 2019
	(Unaudited)
	$	$
Operating activities
Net earnings	5	80
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	72	73
Deferred income taxes and tax uncertainties	1	(3)
Impairment of long-lived assets	—	10
Stock-based compensation expense	1	2
Equity loss, net	1	1
Changes in assets and liabilities
Receivables	(28)	(30)
Inventories	28	(49)
Prepaid expenses	(5)	—
Trade and other payables	(16)	(69)
Income and other taxes	39	26
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	(1)	1
Other assets and other liabilities	(9)	13
Cash flows from operating activities	88	55
Investing activities
Additions to property, plant and equipment	(62)	(46)
Cash flows used for investing activities	(62)	(46)
Financing activities
Dividend payments	(26)	(27)
Stock repurchase	(59)	—
Net change in bank indebtedness	(10)	3
Change in revolving credit facility	140	—
Proceeds from receivables securitization facility	25	20
Repayments of receivables securitization facility	—	(20)
Other	(3)	(1)
Cash flows provided from (used for) financing activities	67	(25)
Net increase (decrease) in cash and cash equivalents	93	(16)
Impact of foreign exchange on cash	(2)	(1)
Cash and cash equivalents at beginning of period	61	111
Cash and cash equivalents at end of period	152	94
Supplemental cash flow information
Net cash payments (refund) for:
Interest	17	16
Income taxes	(25)	6

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization”. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			2020	2019
			Q1	Q1	Q2	Q3	Q4	Year
Reconciliation of "Earnings before items" to Net earnings (loss)
	Net earnings (loss)	($)	5	80	18	20	(34)	84
(+)	Pension settlement loss	($)	—	—	—	—	22	22
(+)	Impairment of long-lived assets	($)	—	8	12	26	—	46
(+)	Closure and restructuring costs	($)	—	3	6	9	14	32
(=)	Earnings before items	($)	5	91	36	55	2	184
(/)	Weighted avg. number of common shares outstanding (diluted)	(millions)	56.2	63.2	63.3	61.7	57.3	61.4
(=)	Earnings before items per diluted share	($)	0.09	1.44	0.57	0.89	0.03	3.00

Reconciliation of "EBITDA" and "EBITDA before items" to Net earnings (loss)
	Net earnings (loss)	($)	5	80	18	20	(34)	84
(+)	Equity loss, net of taxes	($)	1	1	—	—	1	2
(+)	Income tax expense (benefit)	($)	3	24	5	(1)	(26)	2
(+)	Interest expense, net	($)	14	13	13	12	14	52
(+)	Depreciation and amortization	($)	72	73	74	72	74	293
(+)	Impairment of long-lived assets	($)	—	10	15	33	—	58
(=)	EBITDA	($)	95	201	125	136	29	491
(/)	Sales	($)	1,278	1,376	1,317	1,283	1,244	5,220
(=)	EBITDA margin	(%)	7%	15%	9%	11%	2%	9%
	EBITDA	($)	95	201	125	136	29	491
(+)	Pension settlement loss	($)	—	—	—	—	30	30
(+)	Closure and restructuring costs	($)	—	4	8	11	19	42
(=)	EBITDA before items	($)	95	205	133	147	78	563
(/)	Sales	($)	1,278	1,376	1,317	1,283	1,244	5,220
(=)	EBITDA margin before items	(%)	7%	15%	10%	11%	6%	11%

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

			2020	2019
			Q1	Q1	Q2	Q3	Q4	Year
Reconciliation of "Free cash flow" to Cash flows from operating activities
	Cash flows from operating activities	($)	88	55	119	108	160	442
(-)	Additions to property, plant and equipment	($)	(62)	(46)	(55)	(56)	(98)	(255)
(=)	Free cash flow	($)	26	9	64	52	62	187

"Net debt-to-total capitalization" computation
	Bank indebtedness	($)	—	3	3	1	9
(+)	Long-term debt due within one year	($)	1	1	1	1	1
(+)	Long-term debt	($)	1,102	853	824	938	938
(=)	Debt	($)	1,103	857	828	940	948
(-)	Cash and cash equivalents	($)	(152)	(94)	(93)	(98)	(61)
(=)	Net debt	($)	951	763	735	842	887
(+)	Shareholders' equity	($)	2,181	2,608	2,619	2,439	2,376
(=)	Total capitalization	($)	3,132	3,371	3,354	3,281	3,263
	Net debt	($)	951	763	735	842	887
(/)	Total capitalization	($)	3,132	3,371	3,354	3,281	3,263
(=)	Net debt-to-total capitalization	(%)	30%	23%	22%	26%	27%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2020

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'20	Q2'20	Q3'20	Q4'20	YTD	Q1'20	Q2'20	Q3'20	Q4'20	YTD	Q1'20	Q2'20	Q3'20	Q4'20	YTD	Q1'20	Q2'20	Q3'20	Q4'20	YTD
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	4	—	—	—	4	20	—	—	—	20	(5)	—	—	—	(5)	19	—	—	—	19
(=)	Operating income (loss) before items	($)	4	—	—	—	4	20	—	—	—	20	(5)	—	—	—	(5)	19	—	—	—	19

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	4	—	—	—	4	20	—	—	—	20	(5)	—	—	—	(5)	19	—	—	—	19
(+)	Non-service components of net periodic benefit cost	($)	4	—	—	—	4	—	—	—	—	—	—	—	—	—	—	4	—	—	—	4
(+)	Depreciation and amortization	($)	58	—	—	—	58	14	—	—	—	14	—	—	—	—	—	72	—	—	—	72
(=)	EBITDA before items	($)	66	—	—	—	66	34	—	—	—	34	(5)	—	—	—	(5)	95	—	—	—	95
(/)	Sales	($)	1,031	—	—	—	1,031	266	—	—	—	266	—	—	—	—	—	1,297	—	—	—	1,297
(=)	EBITDA margin before items	(%)	6%	—	—	—	6%	13%	—	—	—	13%	—	—	—	—	—	7%	—	—	—	7%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2019

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'19	Q2'19	Q3'19	Q4'19	Year	Q1'19	Q2'19	Q3'19	Q4'19	Year	Q1'19	Q2'19	Q3'19	Q4'19	Year	Q1'19	Q2'19	Q3'19	Q4'19	Year
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	144	62	31	(11)	226	(8)	(18)	2	8	(16)	(21)	(10)	(4)	(12)	(47)	115	34	29	(15)	163
(+)	Impairment of long-lived assets	($)	—	—	32	—	32	10	15	1	—	26	—	—	—	—	—	10	15	33	—	58
(+)	Closure and restructuring costs	($)	—	—	5	17	22	4	8	6	2	20	—	—	—	—	—	4	8	11	19	42
(=)	Operating income (loss) before items	($)	144	62	68	6	280	6	5	9	10	30	(21)	(10)	(4)	(12)	(47)	129	57	73	4	263

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	144	62	68	6	280	6	5	9	10	30	(21)	(10)	(4)	(12)	(47)	129	57	73	4	263
(+)	Pension settlement loss	($)	—	—	—	30	30	—	—	—	—	—	—	—	—	—	—	—	—	—	30	30
(+)	Non-service components of net periodic benefit cost	($)	3	3	2	(28)	(20)	—	—	—	—	—	—	(1)	—	(2)	(3)	3	2	2	(30)	(23)
(+)	Depreciation and amortization	($)	58	59	57	57	231	15	15	15	17	62	—	—	—	—	—	73	74	72	74	293
(=)	EBITDA before items	($)	205	124	127	65	521	21	20	24	27	92	(21)	(11)	(4)	(14)	(50)	205	133	147	78	563
(/)	Sales	($)	1,157	1,106	1,079	1,027	4,369	239	228	219	234	920	—	—	—	—	—	1,396	1,334	1,298	1,261	5,289
(=)	EBITDA margin before items	(%)	18%	11%	12%	6%	12%	9%	9%	11%	12%	10%	—	—	—	—	—	15%	10%	11%	6%	11%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

As a result of changes in our organization structure, we have changed our segment reporting. Starting January 1, 2020, our materials business EAM, a manufacturer of high quality airlaid and ultrathin laminated cores, previously reported under our Personal Care segment is now presented under our Pulp and Paper segment. Prior period segment results have been restated to the new segment presentation with no significant impact on segment results. There were no changes to our consolidated sales or operating income.

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2020	2019
		Q1	Q1	Q2	Q3	Q4	Year
Pulp and Paper Segment
Sales	($)	1,031	1,157	1,106	1,079	1,027	4,369
Operating income (loss)	($)	4	144	62	31	(11)	226
Depreciation and amortization	($)	58	58	59	57	57	231
Impairment of long-lived assets	($)	—	—	—	32	—	32
Paper
Paper Production	('000 ST)	648	757	697	653	619	2,726
Paper Shipments - Manufactured	('000 ST)	679	736	681	672	656	2,745
Communication Papers	('000 ST)	569	615	567	563	554	2,299
Specialty and Packaging Papers	('000 ST)	110	121	114	109	102	446
Paper Shipments - Sourced from 3rd parties	('000 ST)	22	23	21	25	24	93
Paper Shipments - Total	('000 ST)	701	759	702	697	680	2,838
Pulp
Pulp Shipments(a)	('000 ADMT)	389	349	370	416	404	1,539
Pulp Shipments mix(b):
Hardwood Kraft Pulp	(%)	3%	2%	2%	5%	5%	4%
Softwood Kraft Pulp	(%)	52%	53%	56%	55%	54%	54%
Fluff Pulp	(%)	45%	45%	42%	40%	41%	42%

Personal Care Segment
Sales	($)	266	239	228	219	234	920
Operating income (loss)	($)	20	(8)	(18)	2	8	(16)
Depreciation and amortization	($)	14	15	15	15	17	62
Impairment of long-lived assets	($)	—	10	15	1	—	26

Average Exchange Rates	$US / $CAN	1.344	1.329	1.337	1.321	1.321	1.327
	$CAN / $US	0.744	0.752	0.748	0.757	0.757	0.754
	€ / $US	1.102	1.136	1.124	1.111	1.107	1.120

As a result of changes in our organization structure, we have changed our segment reporting. Starting January 1, 2020, our materials business EAM, a manufacturer of high quality airlaid and ultrathin laminated cores, previously reported under our Personal Care segment is now presented under our Pulp and Paper segment. Prior period segment results have been restated to the new segment presentation with no significant impact on segment results. There were no changes to our consolidated sales or operating income.

(a)  Figures represent Pulp Shipments to third parties.

(b)  Percentages include Pulp Shipments to our Personal Care segment.

Note: the term “ST” refers to a short ton and the term “ADMT” refers to an air dry metric ton.